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Exhibit 23.1

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CONSENT OF INDEPENDENT AUDITORS

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      We consent to the incorporation by reference in the Registration Statement (Form S-8) (File No. 333-79409) pertaining to the Bowne & Co., Inc. Global Employee Stock Purchase Plan and the registration of 100,000 shares of Common Stock of Bowne & Co., Inc. of our report dated March 4, 1998 with respect to the consolidated financial statements and schedule of Bowne & Co., Inc. and Subsidiaries included as Exhibit 23.4 of the Annual Report (Form 10-K) for the year ended December 31, 1998.

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Ernst & Young LLP
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New York, New York

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July 7, 1999
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